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                                                                    EXHIBIT 10.3



                               AMENDMENT TO THE
                              C2i SOLUTIONS, INC.
                               STOCK OPTION PLAN

     This Amendment No. 1 to the C2i Solutions, Inc. 1997 Stock Option Plan (the "Plan") is effective as of June 26, 1998.

     Section 4.1 of the Plan shall be amended to state in its entirety as follows:

     "4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be Two Million Seven Hundred Thirty Two Thousand Five Hundred (2,732,500) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Option for any reason expires or is terminated or canceled or shares of Stock acquired, subject to repurchase, upon the exercise of an Option are repurchased by the Company, the shares of Stock allocable to the unexercised portion of such Option, or such repurchased shares of Stock, shall again be available for issuance under the Plan. Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with
Section 260.140.45 of Title 10 of the California Code of Regulations ("Section 260.140.45"), the total number of shares of Stock issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock option plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed ninety percent (90%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45."

     Section 4.2 of the Plan shall be amended to state in its entirety as follows:

     "4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan, the Section 162(m) Grant Limit set forth in Section 5.4, and to any outstanding Options and in the exercise price per share of any outstanding Options. If a majority of the shares which are of the same class as the shares that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) shares of another corporation (the "New Shares"), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the exercise price per share of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded up or down to the nearest whole number, as determined by the Board, and in no event may the exercise price of any Option be decreased to an amount less than the par value, if any, of the stock subject to the Option. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive."

     Section 5.4 shall be added to the Plan, which shall state in its entirety as follows:

     "5.4  Section 162(m) Grant Limit.  Subject to adjustment as provided in
Section 4.2, at any such time as a Participating Company is a "publicly held corporation" within the meaning of Section 162(m), no Employee shall be granted one or more Options within any fiscal year of the Company which in the aggregate are for the purchase of more than one hundred thousand (100,000) shares of Stock (the "Section 162(m) Grant Limit"). An Option
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which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the Section 162(m) Grant Limit for such period."

     IN WITNESS OF THE FOREGOING, the undersigned Secretary of C2i Solutions, Inc. (the "Company") certifies that the foregoing amendment to the C2i Solutions, Inc. 1997 Stock Option Plan was duly adopted by the Board of Directors of the Company on May 12, 1998, and approved by the stockholders of the Company on June 26, 1998.

                                    C2i Solutions, Inc.

                                    By: /S/   DIANE E. HESSLER
                                       ---------------------------
                                       Diane E. Hessler, Secretary